EXHIBIT 99.1

                             JOINT FILING AGREEMENT

                                 AUGUST 10, 2006

            Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, each party hereto hereby agrees to the joint filing, on behalf of each of them, of any filing required by such party under Section 13 or Section 16 of the Exchange Act or any rule or regulation thereunder (including any amendment, supplement, and/or exhibit thereto) with the Securities and Exchange Commission (and, if such security is registered on a national securities exchange or national securities association, also with the exchange or association), and further agrees to the filing and/or incorporation by reference of this Joint Filing Agreement as an exhibit thereto. This Joint Filing Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party.

            IN WITNESS WHEREOF, each party hereto, being duly authorized, has caused this Joint Filing Agreement to be executed and effective as of the date first written above.

                           CPMG, INC.

                           By:      /s/ Kent McGaughy
                                    ---------------------------------
                           Name:    Kent McGaughy
                           Title:   President
                           Date:    August 10, 2006


                           CARDINAL INVESTMENT COMPANY, INC. PROFIT SHARING PLAN

                           By:      /s/Debbie Crady
                                    ---------------------------------
                           Name:    Debbie Crady
                           Title:   Vice President
                           Date:    August 10, 2006


                           EDWARD W. ROSE III

                           By:      /s/ Debbie Crady
                                    ---------------------------------
                           Name:    Debbie Crady
                           Title:   Attorney-in-Fact
                           Date:    August 10, 2006